Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 15, 2016, relating to the consolidated financial statements as of December 31, 2015 and 2014 and for the years then ended and the effectiveness of internal control over financial reporting as of December 31, 2015, which appear in CorMedix Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ Friedman LLP

East Hanover, New Jersey
July 7, 2016